                                                                 Exhibit (h)(2)

Execution Copy

                     TRANSFER AGENCY AND SERVICE AGREEMENT

                                    BETWEEN

                   EACH OF THE ENTITIES LISTED ON APPENDIX A

                                      AND

                     BOSTON FINANCIAL DATA SERVICES, INC.

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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
1.  Terms of Appointment and Duties.......................................   1

2.  Third Party Administrators for Defined Contribution Plans.............   7

3.  Fees and Expenses.....................................................   8

4.  Representations and Warranties of the Transfer Agent..................   8

5.  Representations and Warranties of the Fund............................   9

6.  Wire Transfer Operating Guidelines....................................   9

7.  Data Access and Proprietary Information...............................  11

8.  Indemnification.......................................................  13

9.  Standard of Care/Limitation on Liability..............................  14

10. Confidentiality.......................................................  14

11. Covenants of the Fund and the Transfer Agent..........................  15

12. Termination of Agreement..............................................  16

13. Assignment and Third Party Beneficiaries..............................  17

14. Subcontractors........................................................  18

15. Miscellaneous.........................................................  18

16. Additional Funds/Portfolios...........................................  20

17. Limitations of Liability of the Trustees and
    Shareholders..........................................................  21

Appendix A      Funds and Portfolios

Schedule 1.2(f) AML Delegation

Schedule 1.3    Service Level Agreement

Schedule 1.6    Simple IRA Services

Schedule 2.1    Third Party Administrator(s) Procedures

Schedule 3.1    Fees and Expenses

Schedule 9      Transfer Agent's Liability

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                     TRANSFER AGENCY AND SERVICE AGREEMENT

   THIS AGREEMENT made as of the 1/st/ day of October, 2005, by and between each of the entities listed on Appendix A hereto and each being an entity of a type as set forth on Appendix A and organized under the laws of the state as set forth on Appendix A, each with place of business at 399 Boylston Street, Boston, Massachusetts 02116 and each of which is acting on its own behalf and on behalf of each of the portfolios listed under its name on Appendix A, but not jointly with any other entities listed on Appendix A (each such entity, together with its Portfolios (as defined below), shall be severally referred to as the "Fund") and BOSTON FINANCIAL DATA SERVICES, INC., a Massachusetts corporation having its principal office and place of business at Two Heritage Drive, Quincy, Massachusetts 02171 (the "Transfer Agent").

                                  WITNESSETH:

WHEREAS, each Fund currently set forth on Appendix A is a trust registered with the Securities and Exchange Commission as an investment company pursuant to the Investment Company Act of 1940, as amended; and

WHEREAS, each Fund currently set forth on Appendix A is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 16 being herein referred to severally as the Fund's "Portfolios"); and

WHEREAS, it is contemplated that additional Funds and their Portfolios may become parties to this Agreement by mutual consent of the parties hereto and by execution of a counterpart signature page to this Agreement subject to the provisions of Section 16 hereto; and

WHEREAS, the Fund (as used herein "the Fund" shall refer severally to each entity listed on Appendix A together with its Portfolios) on behalf of the Portfolios desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Terms of Appointment and Duties

   1.1 Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, its transfer agent for the Fund's authorized and issued shares of its beneficial interest ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus(es) and statement(s) of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program. In accordance with the prospectus and the procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Transfer Agent, the Transfer Agent agrees that it will perform the following services:

       (a) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Trust Instrument of the Fund (the "Custodian");

                                Appendix A - 2

       (b) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

       (c) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

       (d) In respect to the transactions in items (a), (b) and (c) above, the Transfer Agent shall execute transactions directly with broker-dealers authorized by the Fund;

       (e) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

       (f) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

       (g) Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

       (h) Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Transfer Agent of indemnification satisfactory to the Transfer Agent and protecting the Transfer Agent and the Fund, and the Transfer Agent at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

       (i) Issue replacement checks and place stop orders on original checks based on Shareholder's representation that a check was not received or was lost. Such stop orders and replacements will be deemed to have been made at the request of the Fund, and the Fund shall be responsible for all losses or claims resulting from such replacement;

       (j) Maintain records of account for and advise the Fund and its Shareholders as to the foregoing;

       (k) Record the issuance of Shares of the Fund and maintain pursuant to Rule 17Ad-10(e) under the Securities and Exchange Act of 1934, as amended, a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Transfer Agent shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund;

       (l) Maintain such bank accounts (demand deposit accounts or "DDAs") as the Transfer Agent shall deem necessary to the performance of its duties hereunder, including, but not

                                Appendix A - 3
       limited to, the processing of Share purchases and redemptions and the payment of Portfolio dividends;

       (m) Report abandoned property to state authorities as authorized by the Fund in accordance with the policies and procedures agreed upon by the Fund and the Transfer Agent;

       (n) Provide Shareholder proxy coordination;

       (o) Provide Shareholder account information through various means, including but not limited to, telephone calls, correspondence and research;

       (p) Monitor transactions in the Fund for market timing activity in accordance with the specifications and procedures agreed upon by the parties in writing, which may be amended from time to time. The services provided under this Section 1.1(p) will be ministerial only and such monitoring will not subject the Transfer Agent to any liability for failure to detect market timing activity; provided, however that the Transfer Agent shall be liable for its willful misconduct in connection with performing the services in this Section 1.1(p); and

       (q) Account for and administer the redemption fees on the redemption and exchange of Shares.

   1.2 Additional Services. In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraph, the Transfer Agent shall perform the following services:

       (a) Other Customary Services. Perform the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any periodic investment plan, DRIP or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing Shareholder proxies, Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, providing Shareholder account information and coordinating with and overseeing the print/mail vendor in accordance with the provisions of Section 14.1 below;

       (b) Control Book (also known as "Super Sheet"). Maintain a daily record and produce a daily report for the Fund of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Fund for each business day to the Fund no later than 9:00 AM Eastern Time, or such earlier time as the Fund may reasonably require, on the next business day;

                                Appendix A - 4

       (c) "Blue Sky" Reporting. The Fund shall (i) identify to the Transfer Agent in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Transfer Agent for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and providing a system which will enable the Fund to monitor the total number of Shares sold in each State;

       (d) National Securities Clearing Corporation (the "NSCC"). (i) accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC's participants, including the Fund), in accordance with, instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by the Transfer Agent; (ii) issue instructions to Fund's banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Fund's records on DST Systems, Inc. computer system TA2000 ("TA2000 System") in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; (iv) comply with NSCC rules and procedures applicable to the Transfer Agent's use of Networking;
       (v) implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Networking and to limit the access to, and the imputing of data into, Networking to persons specifically authorized by the Transfer Agent; and (vi) otherwise perform any and all duties, functions, procedures and responsibilities pursuant to each NSCC matrix level and as otherwise established by NSCC from time to time.

       (e) New Procedures. New procedures as to who shall provide certain of these services in Section 1 may be established in writing from time to time by agreement between the Fund and the Transfer Agent. The Transfer Agent may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf;

       (f) Anti-Money Laundering ("AML") Delegation. The Fund has elected to delegate to the Transfer Agent certain AML duties and customer identification procedure ("CIP") duties under this Agreement and the parties have agreed to such duties and terms as stated in the attached schedule (Schedule 1.2(f) entitled "AML Delegation"), which may be changed from time to time subject to mutual written agreement between the parties.

       (g) Laws and Regulation. The Transfer Agent will take reasonable steps to stay informed of new securities and tax laws and regulations which apply to the Transfer Agent's products and services hereunder and will take reasonable steps to update its products and/or services to comply with new securities and tax laws and regulations applicable to its transfer agency business in the time and manner as required by such laws and regulations. On a quarterly basis, upon request of the Fund, the Transfer Agent shall provide the Fund with a Rule 38a-1 certification substantially in the format previously provided to the Fund in connection with the negotiation of this Agreement. The Transfer Agent reserves the right to amend and update the form of its Rule 38a-1 certification from

                                Appendix A - 5
       time to time to comply with new or amended requirements of applicable law or to enhance its Compliance+ program.

   1.3 Service Level Agreement. The Transfer Agent shall maintain a quality control process designed to provide a consistent level of quality and timeliness for its call center, correspondence services and transaction processing and level of systems availability. The Transfer Agent's performance of the services under this Agreement will be measured against service levels and standards ("SLAs"), which will be established in good faith by mutual written agreement of the parties and shall be made a part of this Agreement as Schedule 1.3.

   1.4 Facsimile Communications.

       (a) The Fund hereby authorizes and instructs the Transfer Agent, as transfer agent for the Portfolios listed on Appendix A: (i) to accept facsimile transaction requests on behalf of individual Shareholders received from broker/dealers of record, third-party administrators ("TPAs") or the Fund; (ii) that the broker/dealers, TPAs and the Fund are duly authorized to initiate such transactions on behalf of the Shareholders; and (iii) that the original source documentation is in good order and the broker/dealers, TPAs or the Fund will retain such documentation.

       (b) The Transfer Agent acknowledges that requests for a change in wiring instructions or for redemptions, the proceeds of which are to be paid to third parties or wired to an account other than the account of record, may not be accepted by facsimile transmission in accordance with the Fund's current prospectus. The Transfer Agent will not accept facsimile requests for the foregoing unless and until such time as the Fund's prospectus permits the acceptance of such instructions by facsimile.

   1.5 E-Mail Communications.

       (a) The Fund hereby instructs the Transfer Agent, as transfer agent for the Portfolios listed on Appendix A, to accept instructions using e-mail ("E-mail Communications"), as further set out below. The Fund instructs the Transfer Agent to accept such E-mail Communications to and from the Fund. The Fund acknowledges that the Transfer Agent will not act on E-mail Communications to it coming directly from Shareholders.

       (b) The Fund acknowledges that the Transfer Agent is not extending any warranties or making any representations with respect to the services of any internet services provider. Any delays or errors attributable to the non-functioning of the internet is at the risk of the Fund. The Fund has been advised by the Transfer Agent that E-mail Communications to or from the Transfer Agent may not be encrypted.

       (c) The Fund, when submitting instructions via e-mail, will be responsible for determining that any original source documentation supporting such instructions is in good order and for retaining such original documentation.

   1.6 SIMPLE IRAs.

       (a) Background. The Fund, if such Fund executes Schedule 1.6 hereto and only in such event, intends to make available to certain of its customers who are employers

                                Appendix A - 6

       ("Employers") SIMPLE IRA plans within the meaning of Section 408(p) of the Internal Revenue Code of 1986, as amended (the "Code"), ("SIMPLE IRAs") pursuant to which Employers may adopt a SIMPLE IRA for the benefit of their individual employees ("Participants"). The Transfer Agent, at the request of the Fund, shall arrange for the provision of ministerial data processing and record-keeping services for such SIMPLE IRAs as specified in Schedule 1.6.

       (b) Investment Directions. The parties agree that the Transfer Agent shall have no investment responsibility or liability for the selection of investments made by Employers or Participants with respect to any SIMPLE IRAs. The Transfer Agent will accept investment directions from Participants regarding their SIMPLE IRA. Employers of the SIMPLE IRAs shall deliver directions to Transfer Agent regarding the investment of the SIMPLE IRAs' assets for which no Participant directions are received or where implementing Participant directions is administratively infeasible.

2. Third Party Administrators for Defined Contribution Plans

   2.1 The Fund may decide to make available to certain of its customers, a qualified plan program (the "Program") pursuant to which Employers may adopt certain plans of deferred compensation ("Plan or Plans") for the benefit of the individual Plan participant (the "Plan Participant"), such Plan(s) being qualified under Section 401(a) of the Code and administered by TPA(s) which may be plan administrators as defined in the Employee Retirement Income Security Act of 1974, as amended.

   2.2 In accordance with the procedures established in the initial Schedule
       2.1 entitled "Third Party Administrator Procedures", as may be amended by the Transfer Agent and the Fund from time to time ("Schedule 2.1"), the Transfer Agent shall:

       (a) Treat Shareholder accounts established by the Plans in the name of the trustees, Plans or TPAs as the case may be as omnibus accounts;

       (b) Maintain omnibus accounts on its records in the name of the TPA or its designee as the trustee for the benefit of the Plan; and

       (c) Perform all services under Section 1 as transfer agent of the Fund and not as a record-keeper for the Plans.

   2.3 Transactions identified under Section 2 of this Agreement shall be deemed exception services ("Exception Services") when such transactions:

       (a) Require the Transfer Agent to use methods and procedures other than those usually employed by the Transfer Agent to perform services under
       Section 1 of this Agreement;

       (b) Involve the provision of information to the Transfer Agent after the commencement of the nightly processing cycle of the TA2000 System; or

       (c) Require more manual intervention by the Transfer Agent, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System, than is usually required by non-retirement plan and pre-nightly transactions.

                                Appendix A - 7

3. Fees and Expenses

   3.1 Fee Schedule. For the performance by the Transfer Agent pursuant to this Agreement, the Fund agrees to pay the Transfer Agent an annual maintenance fee for each Shareholder account as set forth in the attached fee schedule ("Schedule 3.1"). Such fees and out-of-pocket expenses and advances identified under Section 3.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Transfer Agent.

   3.2 Out-of-Pocket Expenses. In addition to the fee paid under Section 3.1 above, the Fund agrees to reimburse the Transfer Agent for out-of-pocket expenses in accordance with the terms of Schedule 3.1 attached hereto.

   3.3 Postage. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Transfer Agent by the Fund at least seven (7) days prior to the mailing date of such materials.

   3.4 Invoices. The Fund agrees to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Fund may only withhold that portion of the fee or expense subject to the good faith dispute. The Fund shall notify the Transfer Agent in writing within twenty-one
       (21) calendar days following the receipt of each billing notice if the Fund is disputing any amounts in good faith. If the Fund does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Fund. The Fund shall settle such disputed amounts within five (5) days of the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

   3.5 Cost of Living Adjustment. Unless otherwise agreed to at the time of renewal, commencing in the initial year of the first Renewal Term (if any), the total fee for all services for that year and for each successive year of that or any subsequent Renewal Term shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a fee rate schedule) increased by the percentage increase for the twelve-month period of such previous calendar year of the CPI-W (defined below), or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties. As used herein, "CPI-W" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers for Boston-Brockton-Nashua, MA-NH-ME-CT, (Base Period: 1982-84 = 100), as published by the United States Department of Labor, Bureau of Labor Statistics.

4. Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Fund that:

   4.1 It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

                                Appendix A - 8

   4.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

   4.3 It is empowered under applicable laws and by its Articles of Organization and By-Laws to enter into and perform this Agreement.

   4.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

   4.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

5. Representations and Warranties of the Fund

The Fund represents and warrants to the Transfer Agent that:

   5.1 It is a trust duly organized and existing and in good standing under the laws of the state of its organization as set forth on Appendix A.

   5.2 It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.

   5.3 All corporate proceedings required by said Agreement and Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

   5.4 The Fund and each of its Portfolios is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

   5.5 A registration statement under the Securities Act of 1933, as amended, is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares being offered for sale.

6. Wire Transfer Operating Guidelines/Articles 4A of the Uniform Commercial Code

   6.1 Obligation of Sender. The Transfer Agent is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

   6.2 Security Procedure. The Fund acknowledges that the Security Procedure it has designated on the Fund Selection Form was selected by the Fund from security procedures offered by the Transfer Agent. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Fund must notify the Transfer Agent immediately if it

                                Appendix A - 9
       has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. The Transfer Agent shall verify the authenticity of all Fund instructions according to the Security Procedure.

   6.3 Account Numbers. The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the Transfer Agent shall use commercially reasonable efforts to resolve the discrepancy. For all discrepancies that remain unresolved after the use of commercially reasonable efforts, the account number shall take precedence and govern.

   6.4 Rejection. The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or
       (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

   6.5 Cancellation Amendment. The Transfer Agent shall use reasonable best efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

   6.6 Errors. The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

   6.7 Interest. The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order.

   6.8 ACH Credit Entries/Provisional Payments. When the Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these Section 6 guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street Bank and Trust Company will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent does not receive such final settlement, the Fund agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

                                Appendix A - 10

   6.9 Confirmation. Confirmation of Transfer Agent's execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Transfer Agent's proprietary information systems, or by facsimile or call-back. Fund must report any objections to the execution of an order within thirty (30) days.

7. Data Access and Proprietary Information

   7.1 The Fund acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Transfer Agent as part of the Fund's ability to access certain Fund-related data maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed to include Customer Data (as defined in Section 10.1 below) which shall remain proprietary to the Fund. The Fund agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents to:

       (a) Use such programs and databases (i) solely on the Fund's computers or those of the Fund's investment adviser, administrator or distributor, or (ii) solely from equipment at the location agreed to between the Fund and the Transfer Agent and (iii) solely in accordance with the Transfer Agent's applicable user documentation;

       (b) Refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Fund's computer(s) or those of the Fund's investment adviser, administrator or distributor), the Proprietary Information;

       (c) Refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

       (d) Refrain from causing or allowing information transmitted from the Transfer Agent's computer to the Fund's terminal or that of the Fund's investment adviser, administrator or distributor to be retransmitted to any other computer terminal or other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld); and

       (e) Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

       Notwithstanding the foregoing, the Transfer Agent acknowledges that the Fund may share the Proprietary Information of the Transfer Agent with the Fund's investment adviser, administrator or distributor or any of their affiliates; provided that such parties are subject

                                Appendix A - 11
       to obligations of confidentiality to the Fund with regard to such Proprietary Information of the Transfer Agent no less stringent than those set forth in this Agreement

   7.2 Proprietary Information shall not include all or any portion of any of the foregoing items that: (i) are or become publicly available without breach of this Agreement; (ii) are released for general disclosure by a written release by the Transfer Agent; or (iii) are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.

   7.3 The Fund acknowledges that its obligation to protect the Transfer Agent's Proprietary Information is essential to the business interest of the Transfer Agent and that the disclosure of such Proprietary Information in breach of this Agreement would cause the Transfer Agent immediate, substantial and irreparable harm, the value of which would be extremely difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Proprietary Information in breach of this Agreement, the Transfer Agent shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

   7.4 If the Fund notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

   7.5 If the transactions available to the Fund include the ability to originate electronic instructions to the Transfer Agent in order to
       (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time and agreed to by the Fund.

   7.6 Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 7. The obligations of this Section shall survive any earlier termination of this Agreement.

                                Appendix A - 12

8. Indemnification

   8.1 The Transfer Agent shall not be responsible for, and the Fund shall indemnify and hold the Transfer Agent harmless, and with respect to
       Section 8.1(f) herein, also State Street Bank and Trust Company ("State Street"), from and against, any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any law suit in which the Transfer Agent or its affiliate is a named party), payments, expenses and liability arising out of or attributable to:

       (a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

       (b) The Fund's lack of good faith, negligence or willful misconduct;

       (c) The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on:
       (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions or other similar means authorized by the Fund, and which have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any broker-dealer, TPA or previous transfer agent; (ii) any instructions or requests of the Fund or any of its officers; (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent after consultation with such legal counsel; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

       (d) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

       (e) The acceptance of facsimile transaction requests on behalf of individual Shareholders received from broker-dealers, TPAs or the Fund, and the reliance by the Transfer Agent on the broker-dealer, TPA or the Fund ensuring that the original source documentation is in good order and properly retained;

       (f) The negotiation and processing of any checks, wires or ACH transmissions (including in connection with payroll or MSA transmissions) including without limitation for deposit into, or credit to, the Fund's demand deposit account maintained by the Transfer Agent;

       (g) Upon the Fund's request entering into any agreements required by the NSCC for the transmission of Fund or Shareholder data through the NSCC clearing systems; or

       (h) The breach of any representation or warranty set forth in Section 5 above.

                                Appendix A - 13

   8.2 To the extent the Transfer Agent is not entitled to indemnification pursuant to Section 8.1 above, the Fund shall not be responsible for, and the Transfer Agent shall indemnify and hold the Fund, its Board of Trustees, officers, employees and agents, harmless from and against any losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly out of or attributable to any action or failure of the Transfer Agent to act as a result of the Transfer's Agent's lack of good faith, negligence or willful misconduct in the performance of its services hereunder or the breach of any representation or warranty set forth in Section 4 above.

   8.3 In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of an indemnification claim, the party seeking the indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own name or that of the Transfer Agent. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the indemnifying party's written consent, which consent shall not be unreasonably withheld.

9. Standard of Care/Limitation of Liability

   The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard of care and Section 4-209 of the Uniform Commercial Code is superseded by Section 9 of this Agreement. This standard of care also shall apply to Exception Services, as defined in Section 2.3 herein, but such application shall take into consideration the manual processing involved in, and time sensitive nature of, Exception Services. Notwithstanding the foregoing, the Transfer Agent's aggregate liability during any term of this Agreement, whether in contract, or in tort, or otherwise shall be as determined and as set forth on Schedule 9 to this Agreement.

10. Confidentiality

  10.1 (a) The Transfer Agent and the Fund agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers' lists, trade secrets, cost figures and projections, profit figures and projections, or any other secret or confidential information whatsoever, whether of the Transfer Agent or of the Fund, used or gained by the Transfer Agent or the Fund during performance under this Agreement (such party's "Confidential Information"). The Fund and the Transfer Agent further covenant and agree to retain all such Confidential Information of the other party whatsoever in trust for the sole benefit of the Transfer Agent or the Fund and their successors and assigns. In the event of breach of the foregoing by either party, the remedies provided by Section 7.3 shall be available to the party whose confidential information is disclosed. The Transfer Agent acknowledges that the Fund may share the Confidential Information of the

                                Appendix A - 14

       Transfer Agent with the Fund's investment adviser, administrator and distributor and any of their affiliates, agents, legal counsel and consultants provided that such parties are subject to obligations of confidentiality to the Fund with regard to such Confidential Information of the Transfer Agent no less stringent than those set forth in this Agreement.

       (b) The Transfer Agent represents, covenants, and warrants that Transfer Agent will use the nonpublic personal information of the Fund's Shareholders ("Customer Data") only in compliance with (i) this Agreement, (ii) its own Privacy and Information Sharing Policy, as amended from time to time, (iii) the Gramm-Leach-Bliley Act (the "GLB Act") and Regulation S-P promulgated thereunder to the extent each is specifically applicable to its transfer agency business, and (iv) as directed by authorized persons of the Fund in writing and will not, except as set forth above, at any time during the term of this Agreement or after its termination, reveal, divulge or make known to any person, firm or other business organization any Customer Data as obtained by the Transfer Agent in performance of its services pursuant to this Agreement.

  10.2 In the event that any requests or demands are made for the inspection of the Shareholder records of the Fund, other than request for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (i.e., divorce and criminal actions), the Transfer Agent will use best efforts to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

11. Covenants of the Fund and the Transfer Agent

  11.1 The Fund shall promptly furnish to the Transfer Agent the following:

       (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement; and

       (b) A copy of the Agreement and Declaration of Trust and By-Laws of the Fund and all amendments thereto.

  11.2 The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

  11.3 The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and rules thereunder, and will be surrendered promptly to the Fund on and in accordance with its request.

                                Appendix A - 15

  11.4 The Transfer Agent shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors' and officers' errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of the Fund, the Transfer Agent shall provide evidence that coverage is in place. The Transfer Agent shall notify the Fund should its insurance coverage with respect to professional liability or errors and omissions be canceled. Such notification shall include the date of cancellation and the reasons therefore. The Transfer Agent shall notify the Fund of any material claims against it with respect to the services provided under this Agreement to the Fund, whether or not they may be covered by insurance, and shall notify the Fund should the total outstanding claims made by the Transfer Agent under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

12. Termination of Agreement

  12.1 Term. The initial term of this Agreement (the "Initial Term") shall be three (3) years from the date first stated above unless terminated pursuant to the provisions of this Section 12. Unless a terminating party gives written notice to the other party at least one hundred and twenty (120) days before the expiration of the Initial Term or any Renewal Term (as defined herein), this Agreement will renew automatically for an additional one-year term and, thereafter, for successive one-year terms (each such year-to-year renewal term, a "Renewal Term"). Notwithstanding the foregoing, during a Renewal Term, this Agreement may be terminated by either party upon at least one hundred and twenty (120) days' written notice to the other party. The notification requirements herein shall not apply to a termination for cause, which shall be governed by the provisions of Section 12.6 below. One hundred and twenty (120) days before the expiration of the Initial Term or a Renewal Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Term. Otherwise, the fees shall be increased pursuant to Section 3.5 of this Agreement.

  12.2 Early Termination. Notwithstanding anything contained in this Agreement to the contrary, should the Fund desire to move any of its services provided by the Transfer Agent hereunder to a successor service provider prior to the expiration of the then-current Initial or Renewal Term, or without the required notice, the Transfer Agent shall make a good faith effort to facilitate the conversion on such prior date; however, there can be no guarantee or assurance that the Transfer Agent will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, if during the Initial Term, the Fund should convert all or substantially all of such services to a successor service provider, or if the Fund or substantially all of its Portfolios are liquidated or all or substantially all of its assets are merged or purchased or the like with or by another entity which does not utilize the services of the Transfer Agent, its affiliates or the TA2000 platform as set forth below, the fees payable to the Transfer Agent shall be calculated as if the services had been performed by the Transfer Agent until the expiration of the Initial Term and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to the Transfer Agent, and the payment of all fees to the Transfer Agent as set forth herein shall be accelerated to the business day immediately prior to the conversion or termination of services (the "Early Termination Fee"). In the event that
       (i) the Fund terminates this Agreement as the result of its acquisition by or merger into another fund and such other fund's shareholder records are, at

                                Appendix A - 16
       the time of such acquisition or merger, maintained by the Transfer Agent or its affiliates, or (ii) the Fund wishes to move its transfer agency servicing operation from the Transfer Agent to an affiliated entity or another DST TA2000 platform (i.e., become a remote user of DST's TA2000 system) as the result of Fund's acquisition by or merger into another fund, then the parties agree to negotiate in good faith to determine whether or to what extent the Early Termination Fee shall apply to such termination.

  12.3 Termination Expenses and Costs. During the Initial Term or Renewal Term, whichever currently is in effect, should either party exercise its right to terminate, all out-of-pocket expenses or costs associated with the movement of records and material will be borne by the Fund. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination.

  12.4 Confidential Information. Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations. Each party hereby agrees to dispose of any "consumer report information," as such term is defined under Regulation S-P promulgated under the GLB Act, in accordance with the provisions of Regulation S-P and the GLB Act applicable to its respective business.

  12.5 Unpaid Invoices. Except with respect to any amount subject to a good faith dispute within the meaning of Section 3.4 of this Agreement, the Transfer Agent may terminate this Agreement in the event that an invoice payable by the Fund to the Transfer Agent remains outstanding for more than ninety (90) days; provided that the Transfer Agent has provided written notice to the Fund at least thirty (30) days prior to such termination (which notice may be provided prior to the expiration of the ninety (90) day period).

  12.6 Termination by either Party for Cause. In the event that: (i) the Transfer Agent defaults in the performance of its obligations under
       Schedule 1.3 "Service Level Agreement" in accordance with the terms of such schedule and, as a result thereof, the Fund is entitled to exercise a Service Level Termination Right as defined in such schedule or
       (ii) either party fails perform its duties hereunder (including any material interruption or cessation of its operations), which failure materially adversely affects the business operations of the other party and which failure continues for thirty (30) days after receipt of written notice from the first party, unless such failure is excused under the terms of Schedule 1.3 or Section 15.3 (Force Majeure) of this Agreement, such non-defaulting party may terminate this Agreement by giving written notice to the other party as of the termination date specified in the notice of termination. The Transfer Agent shall make a good faith effort to facilitate conversion as described in Section 12.2 above. In the event of a termination by the Fund for cause, the Fund shall not be obligated to pay the Early Termination Fee as defined in
       Section 12.2 above.

13. Assignment and Third Party Beneficiaries

  13.1 Except as provided in Section 14.1 below neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment

                                Appendix A - 17
       will release or discharge the assignor from any duty or responsibility under this Agreement. For the avoidance of doubt, a transaction involving a merger or sale of substantially all of the assets of a Portfolio or a Fund shall not require the written consent of the Transfer Agent.

  13.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

  13.3 This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Fund. Other than as provided in Section 14.1 and Schedule 1.2(f), neither party shall make any commitments with third parties that are binding on the other party without the other party's prior written consent.

14. Subcontractors

  14.1 The Transfer Agent may, without further consent on the part of the Fund, subcontract for the performance hereof with an affiliate of the Transfer Agent duly registered as a transfer agent or, with regard to print/mail services, with another affiliate or provider; provided, however, that consent of the Fund shall be required with regard to print/mail services which the Fund currently maintains by a separate agreement. The Transfer Agent shall be fully responsible to the Fund for the acts and omissions of its affiliate as it is for its own acts and omissions. With regard to print/mail services that are provided by a vendor not affiliated with the Transfer Agent, the Transfer Agent will use all reasonable commercial efforts to coordinate with such outside print/mail vendor and to timely and accurately provide all information requested by such print/mail vendor; provided, however, that the Transfer Agent shall not be held liable to the Fund or any affiliated party of the Fund for any act or failure to act by such outside print/mail vendor except where the Transfer Agent's negligent acts or omissions were the proximate cause of such vendor's non-performance.

  14.2 Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication companies, provided that, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

15. Miscellaneous

  15.1 Amendment. This Agreement may be amended or modified only by a written agreement executed by both parties.

  15.2 Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

                                Appendix A - 18

  15.3 Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of war or terrorism, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes; provided, however, that this provision shall not imply that the Transfer Agent is excused from maintaining reasonable business continuity plans to address potential service outages.

  15.4 Consequential Damages. Neither party to this Agreement shall be liable to the other party for special, indirect or consequential damages under any provision of this Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder.

  15.5 Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

  15.6 Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

  15.7 The Parties. All references herein to the "Fund" are to each of the management investment companies listed on Appendix A hereto, and each management company made subject to this Agreement in accordance with
       Section 16 below, individually, as if the Agreement were between each such Fund and the Transfer Agent. In the case of a series trust, all references to "Portfolio" are to the individual series or portfolio of such trust or to such trust on behalf of the individual series or portfolio, as appropriate.

  15.8 Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

  15.9 Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

 15.10 Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

 15.11 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

 15.12 Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each

                                Appendix A - 19
       agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

 15.13 Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

       (a)If to Boston Financial Data Services, Inc., to:

          Boston Financial Data Services, Inc.
          2 Heritage Drive, 4th Floor
          North Quincy, Massachusetts 02171
          Attention: Legal Department
          Facsimile: (617) 483-2490

       (b)If to an entity set forth on Appendix A hereto, to:

          Secretary of the Fund
          c/o General Counsel
          399 Boylston Street
          Boston, Massachusetts 02116
          Facsimile: (617) 449-2880

16. Additional Funds/Portfolios

   In the event that the Fund establishes one or more series of Shares, in addition to those listed on the attached Appendix A, with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder. Furthermore, in the event that one or more additional funds affiliated with the Fund desire(s) to have the Transfer Agent render services as transfer agent under the terms hereof, such fund or funds shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such fund or funds, together with their portfolios, may become parties to this Agreement by execution of a counterpart signature page hereto.

   In the event that new affiliated funds and their portfolios become parties to this Agreement, the fees and expenses set forth on Schedule 3.1 shall apply to such funds and portfolios for their applicable initial term or renewal term, provided that the requirements of such funds and portfolios are generally consistent with the services then being provided by the Transfer Agent under this Agreement to the Fund and its Portfolios. Notwithstanding the foregoing, however, at such time as the number of CUSIPs serviced by the Transfer Agent for all IXIS Advisor and Loomis Sayles funds and their affiliated funds has increased by forty percent (40%) or more from the number of CUSIPs serviced by the Transfer Agent on the first date of this Agreement (as to all IXIS Advisor and

                                Appendix A - 20

   Loomis Sayles funds and their affiliates together) the parties agree to review and, if necessary, negotiate the fees and expenses set forth on
   Schedule 3.1 for the Fund and its Portfolios and any new affiliated funds and their portfolios in light of the additional administrative, technical and other service costs imposed on the Transfer Agent by such additional services.

17. Limitations of Liability of the Trustees and Shareholders

   A copy of the Agreement and Declaration of Trust of each Fund listed on Appendix A is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by an officer of the Trust on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or Shareholders individually but are binding only upon the assets and property of the Fund.

            [THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK]

                                Appendix A - 21

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                         IXIS ADVISOR CASH MANAGEMENT TRUST
                                         IXIS ADVISOR FUNDS TRUST I
                                         IXIS ADVISOR FUNDS TRUST II
                                         IXIS ADVISOR FUNDS TRUST III
                                         IXIS ADVISOR FUNDS TRUST IV
                                         LOOMIS SAYLES FUNDS I
                                         LOOMIS SAYLES FUNDS II

                                         By:        /s/  John E. Pelletier
                                                --------------------------------
                                         Name:          John Pelletier
                                         Title:     Chief Operating Officer

                                         As an Authorized Officer on behalf of
                                         each of the Funds listed above.
ATTEST:

     /s/  Coleen Downs Dinneen
---------------------------------------
                                         BOSTON FINANCIAL DATA SERVICES, INC.

                                         By:           /s/  Richard Ahl
                                                --------------------------------
                                         Name:            Richard Ahl
                                         Title:      Senior Vice President
ATTEST:

       /s/  Katherine Comer
---------------------------------------

                                Appendix A - 22

                                  APPENDIX A
                             Funds and Portfolios

                            Dated: October 1, 2005

IXIS Advisor Cash Management Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

   IXIS Cash Management Trust - Money Market Series (formerly, CDC Nvest Cash Management Trust - Money Market Series)

IXIS Advisor Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

   CGM Advisor Targeted Equity Fund
   Hansberger International Fund
   IXIS U.S. Diversified Portfolio (formerly, CDC Nvest Star Advisers Fund) IXIS Value Fund (formerly, CDC Nvest Star Value Fund)
   Loomis Sayles Core Plus Bond Fund
   Vaughan Nelson Small Cap Value Fund
   Westpeak Capital Growth Fund

IXIS Advisor Funds Trust II , a business trust organized under the laws of the Commonwealth of Massachusetts

   Harris Associates Large Cap Value Fund
   Loomis Sayles Massachusetts Tax Free Income Fund

IXIS Advisor Funds Trust III, a business trust organized under the laws of the Commonwealth of Massachusetts

   Harris Associates Focused Value Fund
   IXIS Equity Diversified Portfolio
   IXIS Moderate Diversified Portfolio (formerly, CDC IXIS Moderate Diversified Portfolio)

IXIS Advisor Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

   AEW Real Estate Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

   Loomis Sayles Bond Fund
   Loomis Sayles Fixed Income Fund

                                Schedule 9 - 1

   Loomis Sayles Global Bond Fund
   Loomis Sayles High Income Opportunities Fund
   Loomis Sayles Inflation Protected Securities Fund
   Loomis Sayles Institutional High Income Fund
   Loomis Sayles Intermediate Duration Fixed Income Fund
   Loomis Sayles Investment Grade Fixed Income Fund
   Loomis Sayles Securitized Asset Fund
   Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

   Loomis Sayles Aggressive Growth Fund
   Loomis Sayles Growth Fund
   Loomis Sayles High Income Fund
   Loomis Sayles Investment Grade Bond Fund (except for Class J shares) Loomis Sayles Limited Term Government and Agency Fund
   Loomis Sayles Municipal Income Fund
   Loomis Sayles Research Fund
   Loomis Sayles Small Cap Growth Fund
   Loomis Sayles Strategic Income Fund
   Loomis Sayles Tax-Managed Equity Fund
   Loomis Sayles Value Fund
   Loomis Sayles Worldwide Fund

IXIS ADVISOR CASH MANAGEMENT TRUST
IXIS ADVISOR FUNDS TRUST I
IXIS ADVISOR FUNDS TRUST II
IXIS ADVISOR FUNDS TRUST III
IXIS ADVISOR FUNDS TRUST IV
LOOMIS SAYLES FUNDS I
LOOMIS SAYLES FUNDS II                   BOSTON FINANCIAL DATA SERVICES, INC.

By:        /s/  John E. Pelletier        By:          /s/  Richard Ahl
       --------------------------------         -------------------------------
Name:          John Pelletier            Name:           Richard Ahl
Title:    Chief Operating Officer        Title:     Senior Vice President

As an Authorized Officer on behalf of
each of the Funds listed above.

                                Schedule 9 - 2